Exhibit 10.32

ZIMMER BIOMET HOLDINGS, INC.

2009 STOCK INCENTIVE PLAN

NONQUALIFIED STOCK OPTION GRANT

Zimmer Biomet Holdings, Inc. (the “Company”) grants you this option (this “Option”) to purchase fully paid and non-assessable shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) pursuant to the Company’s 2009 Stock Incentive Plan (the “Plan”), subject to the vesting requirements set forth in this agreement (this “Agreement”) and all of the other restrictions, terms and conditions contained in this Agreement and in the Plan.  Capitalized terms that are not defined in this Agreement have the meanings given to them in the Plan.

1.Grant Date:  ________ __, 20__ (the “Grant Date”).

2.Expiration Date:  ________ __, 20__ (the “Expiration Date”).

3.Exercise Price per Share:  $___.__.

4.Vesting Schedule:  No Option may be exercised hereunder for the purchase of shares unless you shall have remained in the continuous employ of the Company or one of its Affiliates for one year following the Grant Date.  Thereafter, provided that you shall at the time of such exercise, except as specifically set forth herein to the contrary, have been in the employ of the Company or one of its Affiliates, and except as set forth in Sections 16 and 17 below, this Option may from time to time prior to the Expiration Date be exercised in the manner hereinafter set forth, and this Option may be exercised (i) only to the extent of 25 percent of the number of shares to which this Option applies on or after the first anniversary and prior to the second anniversary of the Grant Date; (ii) only to the extent of 50 percent of the number of shares to which this Option applies on or after the second anniversary and prior to the third anniversary of the Grant Date; (iii) only to the extent of 75 percent of the number of shares to which this Option applies on or after the third anniversary and prior to the fourth anniversary of the Grant Date; and (iv) in its entirety on or after the fourth anniversary of the Grant Date.

5.Exercise Procedure:  This Option may be exercised, in whole or in part in accordance with the vesting schedule set forth above, by the delivery of an exercise notice to the Company or the Company’s designated agent.  The exercise notice will be effective upon receipt by the appropriate person at the Company or the Company’s agent and upon payment of the exercise price, any fees and any other amounts due to cover Tax-Related Items as defined and described in Section 11 herein.  Such exercise notice (which, in the

Company’s discretion, may be, or may be required to be, given by electronic, telefax or other specified means) shall specify the number of shares with respect to which this Option is being exercised and such other representations and agreements as may be required by the Company.  In the event the Expiration Date or the termination date set forth under Section 8 of this Agreement falls on a day which is not a regular business day at the Company’s executive office in Warsaw, Indiana, U.S.A., then such written notification must be received on or before the last regular business day prior to such Expiration Date or termination date, as applicable (and prior to the close of the New York Stock Exchange on such last regular business day); any later attempt to exercise this Option will not be honored.  Payment is to be made by certified personal check, or bank draft, by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, in shares of Common Stock owned by you having a fair market value at the date of exercise equal to the purchase price for such shares, in any combination of the foregoing or by any other method that the Committee approves; provided, however, that payment in shares of Common Stock will not be permitted unless at least 100 shares of Common Stock are required and delivered for such purpose.  Delivery of shares for exercising an option shall be made either through the physical delivery of shares or through an appropriate certification or attestation of valid ownership.  No shares shall be issued until full payment for such shares has been made.  At its discretion, the Committee may modify or suspend any method for the exercise of this Option.  You shall have the rights of a stockholder only with respect to shares of stock that have been recorded on the Company’s books on your behalf or for which certificates have been issued to you.

6.Issuance of Shares:  The Company shall not be required to issue or deliver any certificate(s) for shares of its Common Stock purchased upon the exercise of any part of this Option prior to (i) the admission of such shares to listing on any stock exchange on which the stock may then be listed, (ii) the completion of any registration or other qualification of such shares under any local, state, federal or foreign law or rulings or regulations of any governmental regulatory body, including but not limited to the U.S. Securities and Exchange Commission (“SEC”), (iii) the obtaining of any consent or approval or other clearance from any governmental agency, which the Company shall, in its sole discretion, determine to be necessary or advisable,

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Exhibit 10.32

and (iv) the payment to the Company, upon its demand, of any amount requested by the Company for the purpose of satisfying your obligations under Section 11 herein.  You understand that the Company is under no obligation to register or qualify the shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares.  Further, you agree that the Company shall have unilateral authority to amend the Plan and the Agreement without your consent to the extent necessary to comply with securities or other laws applicable to issuance of shares.

7.Nontransferability:  This Option is not transferable by you otherwise than by will or by the laws of descent and distribution, and may be exercised, during your lifetime, only by you; provided that the Board may permit further transferability, on a general or specific basis, and may impose conditions and limitations on any permitted transferability.

8.Termination of Employment:  Notwithstanding any other provision hereof:

(a)  Remaining Period to Exercise Option Following Termination of Employment (Other than Due to Death):  If you retire or cease to be employed by the Company or any of its Affiliates for any reason (other than death) after you have been continuously so employed for one year from the Grant Date, you may exercise this Option only to the extent that you were otherwise entitled to exercise it at the time of such retirement or cessation of employment with the Company or any of its Affiliates, but in no event after (i) the Expiration Date, in the case of retirement or cessation of employment with the Company or any of its Affiliates on or after your 65th birthday, or on or after your 55th birthday after having completed ten years of service with the Company or any of its Affiliates, or on or after the date the sum of your attained age (expressed as a whole number) plus completed years of service (expressed as a whole number) plus one (1) equals at least 70 and you have completed ten years of service with the Company or any of its Affiliates and your employment terminates for any reason other than death, resignation, willful misconduct, or activity deemed detrimental to the interest of the Company and, where applicable, you have executed a general release, a covenant not to compete and/or a covenant not to solicit as required by the Company, or (ii) the date that is three months next succeeding retirement or cessation of employment, in the case of any other retirement or cessation of employment with the Company or any of its Affiliates.

(b)  Leave of Absence:  Whether military or government service or other bona fide leave of absence shall constitute termination of employment for the purpose of this Option shall be determined in each case by the Committee in its sole discretion.

(c)  Remaining Period to Exercise Option Following Death:  Except as provided in Section 7, in the event of your death while in the employ of the Company or of any of its Affiliates or within whichever period after retirement or cessation of your employment specified in subparagraph (a) is applicable, and after you have been continuously so employed for one year after the Grant Date, this Option shall be exercisable by the executors, administrators, legatees or distributees of your estate, as the case may be, only to the extent that you would have been entitled to exercise it if you were then living, subject to subparagraph (d) herein, but in the case of your death after retirement or cessation of employment in no event after the later of (i) the date twelve months next succeeding such death and (ii) the last day of the period after your retirement or other cessation of employment specified in subparagraphs (a)(i) or (a)(ii) and provided, in any case, not after the Expiration Date.

In the event this Option is exercised by the executors, administrators, legatees or distributees of your estate, the Company shall be under no obligation to issue stock hereunder unless and until the Company is satisfied that the person or persons exercising this Option are the duly appointed legal representatives of your estate or the proper legatees or distributees thereof.

(d)  Accelerated Vesting:  The provisions of Section 4 hereof restricting the percentage of shares of an Option grant which can be exercised prior to the fourth anniversary of the date of such grant shall not apply if (i) you have reached age 60; (ii) you die while in the employ of the Company or any of its Affiliates; (iii) you retire or cease to be employed by the Company or any of its Affiliates (1) on or after your 65th birthday, or (2) on or after your 55th birthday after having completed ten years of service with the Company or any of its Affiliates, or (3) on or after the date the sum of your attained age (expressed as a whole number) plus completed years of service (expressed as a whole number) plus one (1) equals at least 70 and you have completed ten years of service with the Company or any of its Affiliates and your employment terminates for any reason other than death, resignation, willful misconduct, or activity deemed detrimental to the interest of the Company and, where applicable, you have executed a general release and a non-solicitation and/or non-compete agreement with the Company as required by the Company; or (iv) your employment terminates for any reason other than death, resignation, willful misconduct, or activity deemed detrimental to the interest of the Company provided you execute a general release and, where applicable, a non-solicitation and/or non-compete agreement with the

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Company as required by the Company.  For the purposes of this Option, service with Bristol-Myers Squibb Company and its affiliates before the effective date of the Plan shall be included as service with the Company; provided that you were employed by Bristol-Myers Squibb Company on August 5, 2001 and have been continuously employed by the Company or an Affiliate of the Company since August 6, 2001.

9.Change in Control:  Under certain circumstances, if your employment with the Company or one of its Affiliates terminates during the three year period following a change in control of the Company, this Option may become fully vested and exercisable.  Please refer to the Plan for more information.

10.Changes in Capitalization:  If prior to the Expiration Date changes occur in the outstanding Common Stock by reason of stock dividends, recapitalization, mergers, consolidations, stock splits, combinations or exchanges of shares and the like, the exercise price per share and the number and class of shares subject to this Option shall be appropriately adjusted by the Committee, whose determination shall be conclusive.  If as a result of any adjustment under this paragraph you should become entitled to a fractional share of stock, you shall have the right to purchase only the adjusted number of full shares and no payment or other adjustment will be made with respect to the fractional share so disregarded.

11.Responsibility for Taxes:  You acknowledge that, regardless of any action taken by the Company or, if different, your employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax‑related items related to your participation in the Plan and legally applicable to you or deemed by the Company or the Employer in its discretion to be an appropriate charge to you even if legally applicable to the Company or the Employer (“Tax-Related Items”) is and remains your responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer.  You further acknowledge that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of shares of Common Stock acquired pursuant to such exercise and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result.  Further, if you are subject to Tax-Related Items in more than one jurisdiction, you acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to the relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items.  In this regard, you authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy any applicable obligations with regard to all Tax-Related Items legally payable by you by one or a combination of the following: (a) by withholding from your wages or other cash compensation paid to you by the Company and/or the Employer, within legal limits; or (b) withholding from the proceeds of the sale of shares of Common Stock acquired at exercise of the Option either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization) without further consent unless the use of such withholding method is problematic under applicable tax or securities law or has materially adverse accounting consequences, in which case, you agree that the obligation for Tax-Related Items may be satisfied by withholding in shares of Common Stock to be issued at exercise of the Option.

Depending on the withholding method, the Company and/or the Employer may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates in your jurisdiction, including maximum applicable rates, in which case you may receive a refund of any over-withheld amount in cash (without any entitlement to the Common Stock equivalent) or, if not refunded, you may seek a refund from the local tax authorities.  If the obligation for Tax-Related Items is satisfied by withholding in shares of Common Stock, for tax purposes, you are deemed to have been issued the full number of shares of Common Stock subject to the exercised Options, notwithstanding that a number of the shares of Common Stock are held back solely for the purpose of paying the Tax-Related Items.

Finally, you agree to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described.  The Company may refuse to issue or deliver the shares or the proceeds of the sale of shares of Common Stock, if you fail to comply with your obligations in connection with the Tax-Related Items.

12.Nature of Grant:  In accepting the Option grant, you acknowledge, understand and agree that:

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(a)  the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, consistent with the Plan’s terms;

(b)  the grant of the Option is exceptional, discretionary, voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;

(c)  all decisions with respect to future option or other grants, if any, will be at the sole discretion of the Company;

(d)  the Option grant and your participation in the Plan shall not create a right to employment or be interpreted as forming or amending an employment or service contract with the Company, the Employer or any Affiliate, and shall not interfere with the ability of the Company, the Employer or any Affiliate, as applicable, to terminate your employment or service relationship (if any);

(e)  you are voluntarily participating in the Plan;

(f)  the Option, any shares of Common Stock acquired under the Plan, and the income from and value of same are not intended to replace any pension rights or compensation provided by the Employer or required under applicable law;

(g)  the Option and any shares of Common Stock acquired under the Plan and the income from and value of same, are not part of normal or expected compensation for any purpose, including without limitation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, pension or retirement or welfare benefits or similar mandatory payments, unless otherwise determined by the Company, in its sole discretion;

(h)  the future value of the shares of Common Stock underlying the Option is unknown, indeterminable, and cannot be predicted with certainty;

(i)  if the underlying shares of Common Stock do not increase in value, the Option will have no value;

(j)  if you exercise the Option and acquire shares of Common Stock, the value of such shares of Common Stock may increase or decrease in value, even below the exercise price;

(k)  no claim or entitlement to compensation shall arise from forfeiture of the Option resulting from the termination of your employment or other service relationship (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), or resulting from a breach or violation as described in Section 16 or Section 17 below;

(l)  for purposes of the Option, your employment or service relationship will be considered terminated as of the date you are no longer actively providing services to the Company or one of its Affiliates (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, (i) your right to vest in the Option under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., your period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any); and (ii) the period (if any) during which you may exercise the Option after such termination of your employment or service relationship will commence on the date you cease to actively provide services and will not be extended by any notice period mandated under employment laws in the jurisdiction where you are employed or terms of your employment agreement, if any; the Committee shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of the Option grant (including whether you may still be considered to be providing services while on a leave of absence); and

(m)  unless otherwise provided in the Plan or by the Company in its discretion, the Option and the benefits evidenced by this Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company; and

(n)  neither the Company, the Employer nor any other Affiliate shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the Option or of any amounts due to you pursuant to the exercise of the Option or the subsequent sale of any shares of Common Stock acquired upon exercise.

13.No Advice Regarding Grant:  The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying shares of Common Stock.  You should consult with your own personal tax, legal and

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financial advisors regarding your participation in the Plan before taking any action related to the Plan.

14.Data Privacy:  You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Agreement and any other Option grant materials (“Data”) by and among, as applicable, the Company, the Employer and any other Affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan.

You understand that the Company and the Employer may hold certain personal data about you, including, but not limited to, your name, home address, telephone number, email address, date of birth, social insurance, passport or other identification number (e.g. resident registration number), salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all Options or any other entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the exclusive purpose of implementing, administering and managing the Plan.

You understand that Data may be transferred to Fidelity Stock Plan Services, LLC (“Fidelity”) or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan.  You understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than your country.  You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative.  You authorize the Company, Fidelity and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing your participation in the Plan.  You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan.  You understand that you may, at any time, view Data, request information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative.  Further, you understand that you are providing the consents herein on a purely voluntary basis.  If you do not consent, or if you later seek to revoke your consent, your employment status or service with the Employer will not be affected.  The only consequence of refusing or withdrawing your consent is that the Company would not be able to grant Options or other equity awards to you or administer or maintain such awards.  Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan.  For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

Finally, upon the request of the Company or the Employer, you agree to provide an executed data privacy consent form (or any other agreements or consents) that the Company and/or the Employer may deem necessary to obtain from you for the purpose of administering your participation in the Plan in compliance with the data privacy laws in your country, either now or in the future.  You understand and agree that you will not be able to participate in the Plan if you fail to provide any such consent or agreement requested by the Company and/or the Employer.

15.Notice:  Until you are advised otherwise by the Committee, all notices and other correspondence with respect to this Option will be effective upon receipt at the following address:  Zimmer Biomet Holdings, Inc., ATTN: Employee Stock Services, 345 East Main Street, Post Office Box 708, Warsaw, Indiana  46581-0708, U.S.A.

16.Breach of Restrictive Covenants:  As a condition of receiving the Option, you have entered into a non-disclosure non-solicitation and/or non-competition agreement with the Company.  The Company may, at its discretion, require execution of a restated non-disclosure, non-solicitation and/or non-competition agreement as a condition of receiving the Option.  Should you decline to sign such a restated agreement as required by the Company and, therefore, forego receiving the Option, your most recently signed non-disclosure, non-solicitation and/or non-competition agreement shall remain in full force and effect.  You understand and agree that if you violate any provision of any such agreement that remains in effect at the time of the violation, the Committee may require you to forfeit your right to any unexercised portion of the Option, even if vested, and, to the extent any portion of the Option has previously been exercised, the Committee may require you to return to the Company any shares of Common Stock you received upon such exercise or any cash proceeds you received upon the sale of any such shares.

17.Violation of Policies:  Notwithstanding any other provisions of this Agreement, you understand and

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agree that if you engage in conduct (which may include a failure to act) in connection with, or that results in, a violation of any of the Company’s policies, procedures or standards, a violation of the Company’s Code of Business Conduct and Ethics, or that is deemed detrimental to the business or reputation of the Company, the Committee may, in its discretion, require you to forfeit your right to any unvested portion of the Award and, to the extent that any portion of the Award has previously vested, the Committee may require you to return to the Company the shares of Common Stock covered by the Award or any cash proceeds you received upon the sale of such shares of Common Stock.  The Committee may exercise this discretion at any time that you are employed by the Company or any Affiliate of the Company, and at any time during the 18-month period following the termination of your employment with the Company or any Affiliate of the Company for any reason, including, without limitation, on account of Retirement or death.

18.Consent to Electronic Delivery:  The Company may, in its sole discretion, deliver any documents related to current or future participation in the Plan by electronic means.  You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

19.Insider Trading/Market Abuse Laws:  Depending on your country, Fidelity’s country or the country in which shares of Common Stock are listed, you may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including the United States, your country or the country of the applicable stock plan service provider, which may affect your ability to accept, acquire, sell, attempt to sell or otherwise dispose of shares of Common Stock , rights to shares of Common Stock (e.g., Options) or rights linked to the value of shares of Common Stock during such times as you are considered to have “inside information” regarding the Company (as defined by the laws or regulations in applicable jurisdictions).  Local insider trading laws and regulations may prohibit the cancellation or amendment of orders you placed before you possessed inside information.  Furthermore, you could be prohibited from (i) disclosing the inside information to any third party, including fellow employees (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities.  Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Company.  You acknowledge that it is your responsibility to comply with any applicable restrictions, and you should speak to your personal advisor on this matter.

20.Foreign Asset/Account Reporting:  Please be aware that your country may have certain foreign asset and/or account reporting requirements which may affect your ability to acquire or hold shares of Common Stock under the Plan or cash received from participating in the Plan (including from any dividends received or sale proceeds arising from the sale of shares of Common Stock) in a brokerage or bank account outside your country.  You may be required to report such accounts, assets or transactions to the tax or other authorities in your country.  You acknowledge that it is your responsibility to be compliant with such regulations, and you should speak to your personal advisor on this matter.

21.Addendum:  Notwithstanding any provisions in this Agreement, the Option grant shall be subject to any special terms and conditions set forth in any Addendum to this Agreement for your country.  Moreover, if you relocate to one of the countries included in the Addendum, the special terms and conditions for such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons.  The Addendum constitutes part of this Agreement.

22.Construction and Interpretation:  The Board and the Committee shall have full authority and discretion, subject only to the express terms of the Plan, to decide all matters relating to the administration and interpretation of the Plan and this Agreement and all such Board and Committee determinations shall be final, conclusive, and binding upon you and all interested parties.  The terms and conditions set forth in this Agreement are subject in all respects to the terms and conditions of the Plan, as amended from time to time, which shall be controlling.  This Agreement contains the entire understanding of the parties and may not be modified or amended except in writing duly signed by the parties.  The waiver of, or failure to enforce, any provision of this Agreement or the Plan by the Company will not constitute a waiver by the Company of the same provision or right at any other time or a waiver of any other provision or right.  The various provisions of this Agreement are severable and any determination of invalidity or unenforceability of any provision shall have no effect on the remaining provisions.  This Agreement will be binding upon and inure to the benefit of the successors, assigns, and heirs of the respective parties.

The validity and construction of this Agreement shall be governed by the laws of the State of Indiana, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or

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interpretation of this Agreement to the substantive law of another jurisdiction.  For purposes of litigating any dispute arising under this Agreement, the parties hereby submit and consent to the jurisdiction of the State of Indiana, agree that such litigation shall be conducted in the courts of Kosciusko County Indiana, or the federal courts for the United States for the Northern District of Indiana, where this grant is made and/or to be performed.

You acknowledge that you are proficient in the English language, or have consulted with an advisor who is proficient in English, so as to enable you to understand the provisions of this Agreement and the Plan.  If you have received this or any other document related to the Plan translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

23.Imposition of Other Requirements:  The Company reserves the right to impose other requirements on your participation in the Plan, on the Option and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

24.Recoupment  Any benefits you may receive hereunder shall be subject to repayment or forfeiture as may be required to comply with (i) any applicable listing standards of a national securities exchange adopted in accordance with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations of the U.S. Securities and Exchange Commission adopted thereunder; (ii) similar rules under the laws of any other jurisdiction; and (iii) any policies adopted by the Company to implement such requirements, all to the extent determined by the Company in its discretion to be applicable to you.

25.Electronic Acceptance  By electronically accepting or exercising the Option, you agree to the terms of this Agreement and the Plan.

ZIMMER BIOMET HOLDINGS, INC.

By

      Chad F. Phipps

      Senior Vice President, General

      Counsel & Secretary

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Addendum

ZIMMER BIOMET HOLDINGS, INC.

SPECIAL PROVISIONS FOR OPTIONS IN CERTAIN COUNTRIES

This Addendum includes special country-specific terms that apply if you are residing and/or working in one of the countries listed below.  This Addendum is part of the Agreement.  Unless otherwise provided below, capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan and the Agreement.

This Addendum also includes information of which you should be aware with respect to your participation in the Plan.  The information is based on the securities, exchange control and other laws in effect in the respective countries as of January 2019 and is provided for informational purposes.  Such laws are often complex and change frequently and results may be different based on the particular facts and circumstances.  As a result, the Company strongly recommends that you do not rely on the information noted herein as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time you exercise the Option or sell shares of Common Stock acquired under the Plan.

In addition, the information is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of any particular result.  Accordingly, you should seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.

Note that if you are a citizen or resident of a country other than the country in which you are residing and/or working or transfer employment after the Option is granted to you, or are considered a resident of another country for local law purposes, the information contained in this Addendum may not be applicable to you, and the Company shall, in its discretion, determine to what extent the terms and conditions or notifications contained herein shall be applicable to you.  If you transfer residency and/or employment to another country or are considered a resident of another country listed in the Addendum after the Option is granted to you, the terms and/or information contained for that new country (rather than the original country) may be applicable to you.

European Union (“EU”) / European Economic Area (“EEA”)

Data Privacy Notice.  This section replaces Section 10 of the Agreement for participants in the EU and/or EEA:

Data Collection and Usage. Pursuant to applicable data protection laws, you are hereby notified that the Company collects, processes, uses, and transfers certain personally-identifiable information about you for the exclusive legitimate purposes of implementing, administering and managing the Plan and generally administering equity awards; specifically, your name, home address, email address, telephone number, date of birth, social insurance, passport or other identification number, salary, citizenship, job title, any Shares or directorships held in the Company, and details of all Options or any other entitlement to Shares granted, canceled, exercised, vested, unvested or outstanding in your favor, which the Company receives from you or the Employer (“Data”).  In order to facilitate your participation in the Plan, the Company will collect, process, use and transfer your Data for purposes of allocating Shares and implementing, administering and managing the Plan.  The Company collects, processes, uses and transfers your personal data pursuant to the Company’s legitimate business interests of managing the Plan and generally administering employee compensation and related benefits.  Your refusal to provide Data may affect your ability to participate in the Plan.  As such, by participating in the Plan, you voluntarily acknowledge the collection, use, processing and transfer of your Data as described herein.

Stock Plan Administration Service Providers.  The Company transfers Data to Fidelity Stock Plan Services, LLC (“Fidelity”), an independent service provider based in the United States, which assists the Company with the implementation, administration and management of the Plan.  In the future, the Company may select a different service provider and share Data with that service provider, which will serve in a similar manner.  The Company’s service provider will open an account for you to receive and trade Shares acquired under the Plan.  The processing of Data will take place through electronic means.  Data will only be accessible by those individuals requiring access to it for purposes of implementation, administration and operation of the Plan.

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International Data Transfers. The Company and its service providers are based, in relevant part, in the United States, which means that it will be necessary for Data to be transferred to, and processed in, the United States.  By enrolling in the Plan, you understand that the service providers will receive, possess, use, retain and transfer Data for the purposes of implementing, administering and managing your participation in the Plan.  When transferring Data to these service providers, the Company provides appropriate safeguards for protecting Data, including reliance on standard contractual clauses.  You may request a copy of, or information about, the safeguards used to protect Data by contacting kathryn.diller@zimmerbiomet.com.

Data Retention. The Company will use Data only as long as is necessary to implement, administer and manage your participation in the Plan or as required to comply with legal or regulatory obligations, including under tax and securities laws.  When the Company no longer needs the Data, the Company will remove it from its systems.  If the Company keeps the Data longer, it would be to satisfy legal or regulatory obligations and the Company’s legal basis would be for compliance with relevant laws or regulations.

Data Subject Rights.  To the extent provided by law, you have the right to request (i) access to or copies of Data the Company processes, (ii) rectification of Data, (iii) erasure of Data, (iv) restrictions on processing of Data, (v) portability of Data and/or to lodge complaints with competent authorities in your country, and/or (vi) request a list with the names and addresses of any potential recipients of the Data.  You understand that the only consequence of refusing to provide Data is that Company may not be able to allow you to participate in the Plan, or grant other equity awards or administer or maintain such awards.  For more information on the consequences of the refusal to provide Data, you may contact kathryn.diller@zimmerbiomet.com.

All Countries

Labor Laws.  This provision supplements Section 8 of the Agreement.

Notwithstanding the foregoing, if the Company receives a legal opinion or advice from its counsel that there has been a legal judgment and/or legal development in your jurisdiction that likely would result in the favorable treatment that applies to the Option as a result of you retiring or reaching a certain age being deemed unlawful and/or discriminatory, the favorable treatment shall not apply and you shall be treated as set forth in the remaining provisions of Section 8 of the Agreement.

Australia

Securities Law Information.  The Option grant is intended to comply with the provisions of the Corporations Act 2001, ASIC Regulatory Guide 49 and ASIC Class Order 14/1000.  Additional details are set forth in the Offer Document for the Offer of Restricted Stock Units and Stock Options to Australian Resident Employees, the Plan and the Agreement.  By accepting the Options, you acknowledge and confirm that you have received these documents.

Tax Information.  The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) (the “Act”) applies (subject to the conditions in that Act).

Austria

There are no country-specific provisions.

Belgium

Tax Information. Options granted to you must be accepted within 60 days of the offer date (i.e., the date of your offer letter).  If you do not accept the Option, it will be cancelled.  If accepted, you can execute and return to the Employer an undertaking not to exercise any portion of the Option prior to January 1, 2021 for favorable tax treatment.

4-Year NQSO Award (2019)9

Brazil

Compliance with Law.  In accepting the Option, you agree that you will comply with applicable Brazilian laws when you exercise the Option and you sell Common Stock.  You also agree to report and pay any and all taxes associated with the exercise of the Option, the receipt of any dividends and the sale of Common Stock acquired under the Plan.

Labor Law Acknowledgement and Policy Statement.  This provision supplements Section 12 of the Agreement.

In accepting the Option, you agree that (i) you are making an investment decision by accepting the Option and (ii) the value of the underlying shares of Common Stock is not fixed an may increase or decrease in value over the vesting period without compensation to you.

Exchange Control Information.  Remittances of your funds for the exercise of the Option and purchase of shares of Common Stock  under the Plan must be made through an authorized commercial bank in Brazil.

Canada

Form of Payment.  If you are a resident of Canada, you are prohibited from surrendering certificates for shares of Common Stock that you already own or from attesting to the ownership of Common Stock to pay the exercise price or any Tax-Related Items in connection with the Option.

Labor Law Information.  This provision replaces Section 12(l) of the Agreement.

For purposes of the Option, and except as expressly required by applicable legislation, your employment or service relationship will be considered terminated as of the date you are no longer actively providing services to the Company or its Affiliates (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), and unless otherwise expressly provided in the Agreement or determined by the Company, your right to vest in the Option under the Plan, if any, will terminate effective as of the earliest of: (1) the date upon which your employment with the Employer is terminated; (2) the date that you are no longer actively employed by or providing services to the Company or its Affiliates; or (3) at the discretion of the Committee, the date that you receive written notice of termination of employment from the Employer, regardless of any notice period or period of pay in lieu of such notice required under local law (including, but not limited to statutory law, regulatory law and/or common law).  In the event that the date you are no longer actively providing services cannot be reasonably determined under the terms of the Agreement or the Plan, the Committee shall have the exclusive discretion to determine when you are no longer employed for purposes of the Option (including whether you may still be considered to be providing services while on a leave of absence).

Securities Law Information.  You acknowledge and agree that you will only sell shares of Common Stock acquired through participation in the Plan outside of Canada through the facilities of a stock exchange on which the Common Stock is listed.  Currently, the shares of Common Stock are listed on the New York Stock Exchange.

The following provisions apply if you are a resident in Quebec:

Language Acknowledgment.

The parties acknowledge that it is their express wish that this Agreement, including this Addendum, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be provided to them in English.

Consentement relatif à la langue utilisée.  Les parties reconnaissent avoir expressément souhaité que la convention («Agreement») ainsi que cette Annexe, ainsi que tous les documents, avis et procédures judiciares, éxécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à la présente convention, soient rédigés en langue anglaise.

4-Year NQSO Award (2019)10

Data Privacy Consent.  This provision supplements Section 14 of the Agreement:

You hereby authorize the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or non-professional, involved with the administration of the Plan.  You further authorize the Company, its Affiliates, the administrator of the Plan and Fidelity to disclose and discuss the Plan with their advisors.  You further authorize the Company or its Affiliates to record such information and to keep such information in your file.

Chile

Securities Law Information.  The offer of the Option constitutes a private offering of securities in Chile effective as of the Grant Date.  This offer of the Option is made subject to general ruling N° 336 of the Chilean Commission for the Financial Market (“CMF”). The offer refers to securities not registered at the securities registry or at the foreign securities registry of the CMF, and, therefore, such securities are not subject to oversight of the CMF.  Given that the Option is not registered in Chile, the Company is not required to provide public information about the Option or the Common Stock in Chile.  Unless the Option and/or the Common Stock is registered with the CMF, a public offering of such securities cannot be made in Chile.

Esta oferta de le presente Opción constituye una oferta privada de valores en Chile y se inicia en la Fecha de la Concesión.  Esta oferta de Opción se acoge a las disposiciones de la Norma de Carácter General Nº 336 (“NCG 336”) de la Comisión para el Mercado (“CMF”). Esta oferta versa sobre valores no inscritos en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la CMF, por lo que tales valores no están sujetos a la fiscalización de ésta. Por tratarse la Opción no registrados en Chile, no existe obligación por parte de la Compañía de entregar en Chile información pública respecto de la Opción or sus Acciones. Estos valores no podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el Registro de Valores correspondiente.

China

The following provisions apply if you are subject to exchange control regulations in China, as determined by the Company in its sole discretion.

Cashless Exercise Restriction.  Due to exchange control laws in China, you may be required to exercise the Option using the cashless sell-all exercise method whereby all shares of Common Stock subject to the exercised Option will be sold immediately upon exercise and the proceeds of sale, less the exercise price, any Tax-Related Items and broker’s fees or commissions, will be remitted to you in accordance with any applicable exchange control laws and regulations.  You will not be permitted to hold shares of Common Stock after exercise.  The Company reserves the right to provide additional methods of exercise to you depending on the development of local law.

Without limitation to the foregoing, the Company reserves the right to require the sale of any shares of Common Stock held upon your termination of employment with the Company or any Affiliate of the Company within six months following termination (or such other period as may be required by the PRC State Administration of Foreign Exchange (“SAFE”).

Post-Termination Exercise Period.  Notwithstanding anything in the Plan or in Section 8 of the Agreement to the contrary, in the event of your termination of employment with the Company and its Affiliates prior to exercise, you shall be permitted to exercise the Option for the shorter of the post-termination exercise period (if any) set forth in the Agreement and six months (or such other period as may be required by SAFE) after the date of termination of your employment or service relationship.  At the end of the post-termination exercise period specified by SAFE, any unexercised portion of the Option shall immediately expire.

Exchange Control Information.  You understand and agree that, to comply with exchange control requirements, you will be required to immediately repatriate to China the cash proceeds from the cashless exercise of the Option or any sale of Common Stock or receipt of cash dividends.  You further understand that, under local law, such repatriation of the funds will need to be effectuated through a special exchange control account established by the Company or its Affiliates, and you hereby consent and agree that the proceeds from the sale of Common Stock acquired under the Plan or cash dividends may be transferred to such special account prior to being delivered to you.

4-Year NQSO Award (2019)11

The Company may deliver the proceeds in US dollars or local currency at the Company’s discretion.  If the proceeds are paid in US dollars, you understand that you may be required to set up a US dollar bank account in China so that the proceeds may be deposited into this account.  If the proceeds are converted to local currency, there may be delays in delivery of the proceeds to you and, due to fluctuations in the Common Stock trading price and/or the US dollar/PRC exchange rate between the exercise/sale date and (if later) when the proceeds can be converted into local currency, the proceeds that you receive may be more or less than the market value of the Common Stock on the exercise/sale date.  You agree to bear the risk of any currency fluctuation between the date the Option is exercised using the cashless sell-all exercise method, the receipt of funds and the date of conversion of any funds into local currency.

You further agree to comply with any other requirements that may be imposed by the Company in the future to facilitate compliance with exchange control requirements in China.

Costa Rica

There are no country-specific provisions.

Czech Republic

Exchange Control Information.  The Czech National Bank may require you to fulfill certain notification duties in relation to the purchase of shares of Common Stock and the opening and maintenance of a foreign account.

Because exchange control regulations change frequently and without notice, you should consult your personal legal advisor regarding your participation in the Plan to ensure compliance with current regulations.  It is your responsibility to comply with Czech exchange control laws, and neither the Company nor the Employer will be liable for any resulting fines or penalties.

Denmark

Stock Option Act.  You acknowledge that you have received an Employer Statement in Danish..

Finland

There are no country-specific provisions.

France

Language Acknowledgment.  By accepting the Agreement providing for the terms and conditions of your grant, you confirm having read and understood the documents relating to this grant (the Plan and the Agreement) which were provided in English.  You accept the terms of those documents accordingly.

En acceptant le Contrat d’Attribution décrivant les termes et conditions de votre attribution, vous confirmez ainsi avoir lu et compris les documents relatifs à cette attribution (le Plan et le Contrat d’Attribution) qui ont été communiqués en anglaise.  Vous acceptez les termes en connaissance de cause.

Exchange Control Information.  If you transfer more than €10,000 in shares of Common Stock or cash into or out of France without the use of a financial intermediary, you must declare the transfer to the French tax and customs authorities.

Germany

Exchange Control Information. For statistical purposes, the German Federal Bank requires that you file electronic reports of any of cross-border transactions in excess of €12,500.  If you make or receive a payment in excess of this amount, you are responsible for complying with applicable reporting requirements.  The electronic “General Statistics Reporting Portal” (Allgemeines Meldeportal Statistik) can be accessed on the Germany Federal Bank’s website: www.bundesbank.de.

4-Year NQSO Award (2019)12

Greece

There are no country-specific provisions.

Hong Kong

Securities Law Information.  Warning:  The Option and any shares of Common Stock issued at exercise do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company or its Affiliates.  The Agreement, including this Addendum, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, nor have the documents been reviewed by any regulatory authority in Hong Kong.  The Option is intended only for the personal use of each eligible employee of the Employer, the Company or any Affiliate and may not be distributed to any other person.  If you are in any doubt about any of the contents of the Agreement, including this Addendum, or the Plan, or any other incidental communication materials, you should obtain independent professional advice.

Nature of Scheme.  The Company specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance.

Sale of Common Stock.  In the event the Option vests and you exercise the Option within six months of the Grant Date and receive shares of Common Stock, you agree that you will not sell or otherwise dispose of such shares of Common Stock prior to the six-month anniversary of the Grant Date.

Iceland

There are no country-specific provisions.

India

Cashless Sell-To-Cover Exercise Prohibited.  Due to the exchange controls in India, you must either exercise your Option using cash to pay the exercise price or by using the cashless sell-all method of exercise.  You may not exercise your Option using the cashless sell-to-cover method of exercise, whereby you sell only enough Common Stock to cover the exercise price.  The Company reserves the right to provide additional methods of exercise to you depending on the development of local law.

Exchange Control Information.  Due to the exchange controls in India, you must either exercise your Options using cash or by using the cashless sell-all method of exercise.  You may not exercise your Options using the cashless sell-to-cover method of exercise, whereby you sell only enough shares to cover the option price.

Regardless of what method of exercise you engage in, you must repatriate all proceeds received from your participation in the Plan to India within the period of time prescribed under applicable Indian exchange control laws, as may be amended from time to time.  You will receive a foreign inward remittance certificate (“FIRC”) from the bank where you deposit the proceeds.  You should maintain the FIRC as evidence of the repatriation of funds in the event that the Reserve Bank of India or the Employer requests proof of repatriation.

It is your responsibility to comply with exchange control laws in India, and neither the Company nor the Employer will be liable for any fines or penalties resulting from failure to comply with applicable laws.

Ireland

There are no country-specific provisions.

Israel

Cashless Exercise Restriction.  You will be required to exercise the Option using the cashless sell-all exercise method whereby all shares of Common Stock subject to the exercised Option will be sold immediately upon exercise and the

4-Year NQSO Award (2019)13

proceeds of sale, less the exercise price, any Tax-Related Items and broker’s fees or commissions, will be remitted to you in accordance with any applicable exchange control laws and regulations.  You will not be permitted to hold shares of Common Stock after exercise.  The Company reserves the right to provide additional methods of exercise to you depending on the development of local law.

Italy

Cashless Exercise Restriction.  You will be required to exercise the Option using the cashless sell-all exercise method whereby all shares of Common Stock subject to the exercised Option will be sold immediately upon exercise and the proceeds of sale, less the exercise price, any Tax-Related Items and broker’s fees or commissions, will be remitted to you in accordance with any applicable exchange control laws and regulations.  You will not be permitted to hold shares of Common Stock after exercise.  The Company reserves the right to provide additional methods of exercise to you depending on the development of local law.

Terms of Grant.  By accepting this Option, you acknowledge that you have received a copy of the Plan, reviewed the Plan, the Agreement and this Addendum in their entirety and fully understand and accept all provisions of the Plan, the Agreement and this Addendum.

In addition, you further acknowledge that you have read and specifically and expressly approve the following Sections of the Agreement and this Addendum: Section 8 (Termination of Employment); Section 11 (Responsibility for Taxes); Section 12 (Nature of Grant); Section 13 (No Advice Regarding Grant); Section 14 (Data Privacy, as replaced by the provision applicable to participants in the European Union (“EU”) / European Economic Area (“EEA”)); Section 16 (Breach of Restrictive Covenants); Section 17 ( Violation of Policies); Section 19 (Insider Trading/Market Abuse Laws); Section 21 (Addendum) and Section 23 (Imposition of Other Requirements).

Japan

Exchange Control Information.  If you intend to acquire shares of Common Stock with a value exceeding ¥30,000,000 in a single transaction, you must file a Payment Report with the Ministry of Finance.  If you intend to acquire shares of Common Stock with a value exceeding ¥100,000,000 in a single transaction, you must file a Securities Acquisition Report, in addition to the Payment Report, with the Ministry of Finance through the Bank of Japan within twenty days of the purchase of the shares of Common Stock.

Korea

Exchange Control Information.  If you remit funds to exercise the Option and purchase shares of Common Stock, the remittance must be “confirmed” by a foreign exchange bank in Korea.  To receive the confirmation, you should submit the following to the foreign exchange bank: (i) a prescribed form application, (ii) the Agreement and any other Plan documents you received, and (iii) certificate of employment with your local employer.  You should check with the bank to determine whether there are any additional requirements.  The Employer may remit the funds to purchase shares of Common Stock on your behalf.  In this case, you have to execute a power of attorney in favor of the Employer.

Lebanon

Compliance with Law.  By accepting your Option and participating in the Plan, you agree that you will comply with applicable Lebanese laws and that you will report and pay any and all tax associated with the exercise of your Option, the sale of any Common Stock and the receipt of any dividends.

Malaysia

Director Notification Obligation.  If you are a director of the Company’s Malaysian Affiliate, you are subject to certain notification requirements under the Malaysian Companies Act.  Among these requirements is an obligation to notify the Malaysian Affiliate in writing when you receive or dispose of an interest (e.g., an Option or Common Stock) in the Company or any related company.  Such notifications must be made within 14 days of receiving or disposing of any interest in the Company or any related company.

4-Year NQSO Award (2019)14

Mexico

Acknowledgement of the Agreement.  By accepting the Option, you acknowledge that have received a copy of the Plan and the Agreement, including this Addendum, which you have reviewed.  You further acknowledge that you accept all the provisions of the Plan and the Agreement, including this Addendum.  You also acknowledge that you have read and specifically and expressly approve the terms and conditions set forth in Section 12 of the Agreement, which clearly provide as follows:

(1)	Your participation in the Plan does not constitute an acquired right;
(2)	The Plan and your participation in it are offered by the Company on a wholly discretionary basis;
(3)	Your participation in the Plan is voluntary; and
(4)	The Company and its Affiliates are not responsible for any decrease in the value of any shares of Common Stock acquired at exercise of the Option.

Labor Law Acknowledgement and Policy Statement.  By accepting the Option, you acknowledge that Zimmer Biomet Holdings, Inc., with registered offices at 345 East Main Street, Warsaw, Indiana, 46580, United States of America, is solely responsible for the administration of the Plan.  You further acknowledge your participation in the Plan, the grant of Options and any acquisition of shares of Common Stock under the Plan do not constitute an employment relationship between you and Zimmer Biomet Holdings, Inc. because you are participating in the Plan on a wholly commercial basis and your sole employer is a Mexican legal entity (“Zimmer-Mexico”).  Based on the foregoing, you expressly acknowledge that the Plan and the benefits that you may derive from participation in the Plan do not establish any rights between you and your Employer, Zimmer-Mexico, and do not form part of the employment conditions and/or benefits provided by Zimmer-Mexico, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of your employment.

You further understand that your participation in the Plan is the result of a unilateral and discretionary decision of Zimmer Biomet Holdings, Inc., therefore, Zimmer Biomet Holdings, Inc. reserves the absolute right to amend and/or discontinue your participation in the Plan at any time, without any liability to you.

Finally, you hereby declares that you do not reserve to yourself any action or right to bring any claim against Zimmer Biomet Holdings, Inc. for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and that you therefore grant a full and broad release to Zimmer Biomet Holdings, Inc., its Affiliates, branches, representation offices, shareholders, officers, agents and legal representatives, with respect to any claim that may arise.

Spanish Translation

Reconocimiento del Contrato.  Al aceptar la Opción, Usted  reconoce que ha recibido una copia del Plan y del contrato, incluyendo este Apéndice, mismos que ha revisado.  Usted reconoce, además, que acepta todas las disposiciones del Plan, y del contrato, incluyendo este Apéndice.  También reconoce que ha leído y aprueba de forma expresa los términos y condiciones establecidos en la sección doce 12 del contrato que claramente dispone lo siguiente:

(1)	Su participación en el Plan no constituye un derecho adquirido;
(2)	El Plan su participación en el mismo son ofrecidos por la Compañía de forma totalmente discrecional;
(3)	Su participación en el Plan es voluntaria; y

(4)La Compañía y sus afiliados no son responsables por cualquier disminución en el valor de las Acciones adquiridas al momento de tener derecho conforme a la Opción.

Reconocimiento de Ley Laboral y Declaración de la Política.  Al aceptar el Otorgamiento de la Opciónes, Usted reconoce que Zimmer Biomet Holdings,  Inc., con oficinas registradas en 345 East Main Street, Warsaw, Indiana,

4-Year NQSO Award (2019)15

46580, Estados Unidos de América, es únicamente responsable de la administración del Plan.  Usted además reconoce que su participación en el Plan, la concesión de Opciónes y cualquier adquisición de acciones de conformidad con el Plan no constituyen una relación de trabajo entre Usted y Zimmer Biomet Holdings, Inc., ya que Usted está participando en el Plan sobre una base totalmente comercial y su único patrón es una sociedad mercantil Mexicana (“Zimmer-México”).  Derivado de lo anterior, Usted expresamente reconoce que el Plan y los beneficios que pueden derivarle de la participación en el Plan no establecen ningún derecho entre Usted y su Patrón, Zimmer-México, y no forman parte de las condiciones de trabajo y/o prestaciones otorgadas por Zimmer-México, y cualquier modificación al Plan o su terminación no constituirá un cambio o perjuicio de los términos y condiciones de su trabajo.

Usted además entiende que su participación en el Plan es resultado de una decisión unilateral y discrecional de Zimmer Biomet Holdings. Inc., por lo tanto Zimmer Biomet Holdings, Inc. se reserva el derecho absoluto de modificar el Plan y/o discontinuar su participación en el Plan en cualquier momento, sin responsabilidad alguna para hacia Usted.

Finalmente, Usted declara que no se reserva acción o derecho alguno para presentar una reclamación o demanda en contra de Zimmer Biomet Holdings., Inc. por cualquier compensación o daño o perjuicio en relación con cualquier disposición del Plan o los beneficios derivados del Plan y, por lo tanto, otorga un amplio y total finiquito a Zimmer Biomet Holdings, Inc., sus afiliados, afiliadas, sucursales, oficinas de representación, accionistas, directores, funcionarios, agentes y representantes con respecto a cualquier reclamación o demanda que pudiera surgir.

Netherlands

There are no country-specific provisions.

New Zealand

Securities Law Information.

Warning

This is an offer of an Option over shares of Common Stock.  Shares of Common Stock give you a stake in the ownership of the Company.  You may receive a return if dividends are paid.  Shares of Common Stock are quoted on the New York Stock Exchange (“NYSE”).  This means you may be able to sell them on the NYSE if there are interested buyers.  You may get less than you invested.  The price will depend on the demand for the shares of Common Stock.

If the Company runs into financial difficulties and is wound up, you will be paid only after all creditors have been paid.  You may lose some or all your investment.

New Zealand law normally requires people who offer financial products to give information to investors before they invest.  This information is designed to help investors to make an informed decision.  The usual rules do not apply to this offer because it is made under an employee share scheme.  As a result, you may not be given all the information usually required.  You will also have fewer other legal protections for this investment.

In compliance with applicable New Zealand securities laws, you are entitled to receive, in electronic or other form and free of cost, copies of the Company’s latest annual report, relevant financial statements and the auditor’s report on said financial statements (if any).

You should ask questions, read all documents carefully, and seek independent financial advice before committing yourself.

Norway

There are no country-specific provisions.

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Poland

There are no country-specific provisions.

Portugal

Language Consent.  You hereby expressly declare that you have full knowledge of the English language and have read, understood and fully accepted and agreed with the terms and conditions established in the Plan and the Agreement.

Conhecimento da Lingua.  Você expressamente declara ter pleno conhecimento do idioma inglês e ter lido, entendido e totalmente aceito e concordou com os termos e condições estabelecidas no plano e no acordo.

Puerto Rico

There are no country-specific provisions.

Romania

There are no country-specific provisions.

Saudi Arabia

Securities Law Information.  The Agreement and related Plan documents may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Rules on the Offers of Securities and Continuing Obligations issued by the Capital Market Authority (“CMA”).  The CMA does not make any representation as to the accuracy or completeness of the Agreement, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of the Agreement.  You should conduct your own due diligence on the accuracy of the information relating to the shares of Common Stock.  If you do not understand the contents of the Agreement, you should consult an authorized financial adviser.

Singapore

Sale of Common Stock.  You hereby agree that any shares of Common Stock received upon exercise will not be offered for sale in Singapore prior to the six (6) month anniversary of the Grant Date, unless such sale or offer is made pursuant to the exemption under Part XIII Division I Subdivision (4) (other than section 280) of the Securities and Futures Act (Chap. 289, 2006 Ed.) (“SFA”) or pursuant to, and in accordance with the conditions of, any other applicable provision(s) of the SFA.

Securities Law Information.  This Option grant is being made in reliance of section 273(1)(f) of the SFA and is not made to you with a view to the Option being subsequently offered for sale to any other party.  The Plan has not been, and will not be, lodged or registered as a prospectus with the Monetary Authority of Singapore.

Chief Executive Officer and Director Notification Obligation.  If you are the Chief Executive Officer (“CEO”) or a director (including an alternative, substitute or shadow director) of the Company’s Singapore Affiliate, you are subject to certain notification requirements under the Singapore Companies Act.  Among these requirements is an obligation to notify the Company’s Singapore Affiliate in writing within two (2) business days of any of the following events: (1) receiving an interest (e.g., an Option or Common Stock) in the Company or any Affiliate; (2) any change in a previously-disclosed interest (e.g., the sale of shares of Common Stock); or (3) becoming the CEO or a director.

Slovakia

There are no country-specific provisions.

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South Africa

Securities Law Information.  In compliance with South African securities law, you acknowledge that you have been notified that the documents listed below are available for your review at the addresses listed below:

(a)	(a)Zimmer Biomet Holdings, Inc.’s most recent annual financial statements: http://investor.zimmerbiomet.com/financial-information/annual-reports; and
(b)	(b)Zimmer Biomet Holdings, Inc.’s most recent Plan prospectus, which is viewable at: https://thecircle.zimmerbiomet.com/espp/Pages/eis.aspx.

You acknowledge that you may have a copy of the above documents sent to you, without fee, on written request to Zimmer Biomet Holdings, Inc., ATTN: Kathryn Diller, Corporate Securities Senior Administrator, 345 East Main Street, Post Office Box 708, Warsaw, Indiana  46581-0708, U.S.A. or kathryn.diller@zimmerbiomet.com.

Withholding Taxes.  By accepting the Option, you agree to notify the Company and the Employer of the amount of any gain realized upon exercise of the Option.  If you fail to advise the Company and the Employer of the gain realized upon exercise of the Option, you may be liable for a fine, upon conviction.  You will be responsible for paying any difference between the actual tax liability and the amount withheld.  If you do not inform the Employer of the sale, transfer or other disposition of the shares of Common Stock and if the Company (or the Employer or former employer, as applicable) is required to pay any taxes on your behalf due to your failure to inform it of any disposition of shares of Common Stock, the Company (or the Employer or former employer, as applicable) may recover any such amounts from you.

Exchange Control Information.  Under current South African exchange control regulations, if you are a South African resident, you may invest a maximum of ZAR 11,000,000 per annum in offshore investments, including in shares of Common Stock.  The first ZAR 1,000,000 annual discretionary allowance requires no prior authorization.  The next ZAR 10,000,000 requires tax clearance.  This limit does not apply to non‑resident employees and does not apply to Options that are exercised using the cashless sell-all method of exercise.  It is your responsibility to ensure that you do not exceed this limit and obtain the necessary tax clearance for remittances exceeding ZAR 1,000,000.  This limit is a cumulative allowance; therefore, your ability to remit funds to exercise your Options will be reduced if your foreign investment limit is utilized to make a transfer of funds offshore that is unrelated to the Plan.  If the ZAR 11,000,000 limit will be exceeded as a result of an Option exercise pursuant to the Plan, you will be required to immediately sell the shares at exercise and repatriate the proceeds to South Africa.  If the ZAR 11,000,000 limit is not exceeded, you will not be required to immediately repatriate the sale proceeds to South Africa.

You are solely responsible for obtaining any necessary South African exchange control approval and neither the Company nor the Employer will be responsible for obtaining exchange control approval on your behalf.  Furthermore, in the event you acquire shares of Common Stock without any necessary exchange control approval, neither the Company nor the Employer will be liable in any way for any resulting fines or penalties.

Spain

Nature of Grant.  This provision supplements Section 12 of the Agreement:

By accepting the Option, you consent to participation in the Plan and acknowledge that you have received a copy of the Plan.

You understand and agree that, as a condition of the grant of the Option, except as provided for in Section 8 of the Agreement, your termination of employment for any reason (including for the reasons listed below) will automatically result in the forfeiture of any Option that has not vested on the date of your termination.

In particular, you understand and agree that the Option will be forfeited in accordance with Section 8 of the Agreement without entitlement to the underlying shares of Common Stock or to any amount as indemnification in the event of a termination of your employment prior to vesting by reason of, including, but not limited to: resignation, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without good cause (i.e.,

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subject to a “despido improcedente”), individual or collective layoff on objective grounds, whether adjudged to be with cause or adjudged or recognized to be without good cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer, and under Article 10.3 of Royal Decree 1382/1985.

Furthermore, you understand that the Company has unilaterally, gratuitously and discretionally decided to grant Options under the Plan to individuals who may be employees of the Company or a Affiliate.  The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any Affiliate on an ongoing basis, other than as expressly set forth in the Agreement.  Consequently, you understand that the Options are granted on the assumption and condition that the Options and the shares of Common Stock underlying the Options shall not become a part of any employment or service contract (either with the Company, the Employer or any Affiliate) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever.  In addition, you understand that the Options would not be granted to you but for the assumptions and conditions referred to above; thus, you acknowledge and freely accept that, should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any award of Options shall be null and void.

Securities Law Information.  In connection with the grant of the Option, no “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory.  The Agreement (including this Addendum) has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.

Sweden

There are no country-specific provisions.

Switzerland

Securities Law Information.  The grant is not intended to be publicly offered in or from Switzerland.  Neither this document nor any other materials relating to the grant (i) constitutes a prospectus as such term is understood pursuant to article 652a of the Swiss Code of Obligations, (ii) may be publicly distributed nor otherwise made publicly available in Switzerland or (iii) has been or will be filed with, approved or supervised by any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority.

Taiwan

Securities Law Information.  The Option and the shares of Common Stock to be issued pursuant to the Plan are available only to employees of the Company and its Affiliates.  The grant of the Option does not constitute a public offer of securities.

Thailand

Exchange Control Information.  Under current exchange control regulations, if you exercise your Options by paying cash, you may remit funds up to US$1,000,000 per year to invest in securities abroad through an authorized agent, i.e., a commercial bank authorized by the Bank of Thailand to engage in the purchase, exchange and withdrawal of foreign currency.  Thus, you may be required to execute certain documents relating to the Plan and submit them to an authorized commercial Bank.  If the amount outwardly remitted is at least US$50,000 but does not exceed US$1,000,000 per year, you also must submit a Foreign Exchange Transaction Form together with certain Plan documents.

If you exercise your Options using a cashless method of exercise, you will not need to make a submission to a commercial bank.

As an individual resident in Thailand, you must repatriate any cash proceeds if the amount of the funds realized is US$50,000 or more in a single transaction.  The repatriated proceeds must either be converted into Thai Baht or deposited into a foreign currency deposit account opened with any commercial bank in Thailand within 360 days of

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repatriation.  Any such commercial bank must be duly authorized by the Bank of Thailand to engage in the purchase, exchange and withdrawal of foreign currency.  Further, you must report the inward remittance of any proceeds into Thailand by submitting a completed Foreign Exchange Transaction Form.

If you do not comply with the above obligations, you may be subject to penalties assessed by the Bank of Thailand.  Because exchange control regulations change frequently and without notice, you should consult your legal advisor before exercising your Option or selling shares of Common Stock to ensure compliance with current regulations.  It is your responsibility to comply with exchange control laws in Thailand, and neither the Company nor the Employer will be liable for any fines or penalties resulting from failure to comply with applicable laws.

Turkey

Securities Law Information.  The Option is made available only to employees of the Company and its Affiliates, and the offer of participation in the Plan is a private offering.  The grant of the Option and any issuance of shares of Common Stock at exercise takes place outside Turkey.

Exchange Control Information.  In certain circumstances, Turkish residents are permitted to purchase (i.e., exercise Options) and sell shares of Common Stock traded on a non-Turkish stock exchange only through a financial intermediary licensed in Turkey.  Therefore, you may be required to appoint a Turkish broker to assist with the exercise and/or and sale of the shares of Common Stock acquired under the Plan.  You should consult your personal legal advisor before exercising or selling any shares of Common Stock acquired under the Plan to confirm the applicability of this requirement.

United Arab Emirates

Securities Law Information.  The Agreement, including this Addendum, and any other documents related to the Plan are intended for distribution only to eligible employees of the Company and any Affiliate and relate to the grant of Options in the United Arab Emirates.

The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with the Plan.  Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved the documents related to the Plan or taken steps to verify the information set out therein, and have no responsibility for them.

The securities to which the grant under the Plan relates may be illiquid and/or subject to restrictions on their resale.  Prospective purchasers of the securities offered should conduct their own due diligence on the securities.

Employees who do not understand the contents of the Agreement, including this Addendum, or any other documents related to the Plan, should consult an authorized financial advisor.

United Kingdom

Responsibility for Taxes.  This provision supplements Section 11 of the Agreement:

Without limitation to this Section 11, you hereby agree that you are liable for all Tax-Related Items and hereby covenant to pay all such Tax-Related Items, as and when requested by the Company or the Employer or by Her Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority).  You also hereby agree to indemnify and keep indemnified the Company and the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay on your behalf to HMRC (or any other tax authority or any other relevant authority).

Notwithstanding the foregoing, if you are an executive officer or director (within the meaning of Section 13(k) of the Exchange Act) and income tax that is due is not collected from or paid by you within 90 days after the end of the U.K. tax year in which the exercise of the Option, the release or assignment of the Option for consideration, or the receipt of any other benefit in connection with the Option occurs, the amount of any uncollected income tax may constitute a benefit to you on which additional income tax and national insurance contributions may be payable.  You understand

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that you will be responsible for reporting and paying any income tax due on this additional benefit directly to the HMRC under the self-assessment regime and for reimbursing the Company or the Employer (as appropriate) for the value of any employee national insurance contributions due on this additional benefit, which the Company or the Employer may recover from you by any means referred to in Section 11 of the Agreement.

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